EXHIBIT 10.17

                          PLEDGE AND SECURITY AGREEMENT

         PLEDGE  AND SECURITY  AGREEMENT,  dated as of March 19, 2001, by
Finger    Lakes    Technology     Corp.,    a    Florida     corporation    (the
"Corporation"),  and each of the  individuals  and other  entities named on the  signature  pages  hereof  (the  "Shareholders"  and, together with the  Corporation,  collectively  the  "Pledgor")  in favor of Voicenet, Inc., a Delaware corporation (the "Lender").

                              W I T N E S S E T H:

         WHEREAS, the Corporation and certain of the Shareholders  identified on the  signature  pages  hereof own all of the issued and  outstanding  membership
units  of  ESS.COM,   L.L.C.,  a  Florida  limited  liability  corporation  (the
"Company");

         WHEREAS,  the  remaining   Shareholders  own  all  of  the  issued  and
outstanding capital stock of the Corporation;

         WHEREAS, the Shareholders,  the Corporation, the Company and the Lender
are  parties  to a Letter  of  Intent  of even date  herewith  (the  "Letter  of
Intent"),  which  Letter  of  Intent  contemplates  the  making of a loan to the
Company by the Lender in the  principal  amount of  $250,000  on the date hereof
(the "Loan");

         WHEREAS,   the   Shareholders   and  the  Corporation  are  financially
interested in the Company and will receive direct and indirect benefits from the
Loan ; and

         WHEREAS,  the  execution  of  this  Agreement  is a  condition  to  the consummation of the Loan.

         NOW THEREFORE, the parties agree as follows:

         Section 1. Pledge.

            (a) As security for the due and punctual  payment of the Obligations
(as  hereinafter  defined),  Pledgor  hereby  pledges,  hypothecates,   assigns,
transfers,  sets over and  delivers  unto the Lender,  and hereby  grants to the
Lender a security interest in:

               (i) all of Pledgor's  right,  title and interest in and to __% of the equity interests (or membership units) in the Company,  together with __% of all rights,  benefits and privileges of Pledgor under the Operating Agreement of the Company hereto, as amended from time to time (the "Operating  Agreement") in respect thereof , including __% of all equity interests of the Company from time to time acquired by the Pledgor in any manner,  and the  certificates  (if any )
representing such additional equity interests (the "Pledged Interests");

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               (ii) all of Pledgor's right,  title and interest in and to __% of the capital stock of the Corporation owned by Pledgor, together with all rights, benefits  and  privileges  of  Pledgor in respect  thereof  (the  "Pledged
Stock"); and

               (iii) all of  Pledgor's  interests in and to and right to receive in respect of the Pledged  Interests and Pledged Stock (a) all  distributions of income, cash, cash flow, revenues, issues, profits, surplus and assets of and by the  Company  and the  Corporation;  (b) all fees and  payments  payable  by the
Company to the Pledgor;  and (c) all allocations of distributive items (it being understood  that the Lender and its  successors  and assigns shall not be liable for any of the Company's  losses or the  Pledgor's  interest in any such losses)
referred to in the Internal  Revenue Code of 1986, as amended,  allocable to the
Pledgor,  together with the proceeds of every sort and variety accruing or owing to, or to be turned over to, or disbursed to,  Pledgor in  connection  therewith and all cash,  securities,  interests,  and other  property at any time and from time to time received and  receivable or otherwise  distributed in respect of or in exchange  for any  thereof,  whether  presently  in  existence  or  hereafter acquired,  wherever located (the "Pledged  Proceeds"  and together with the Pledged  Interests and Pledged Stock,  collectively  referred to as the
"Pledged Collateral").

            (b) This  Agreement  secures  the  payment  and  performance  of all obligations  of the Pledge to the Lender  pursuant to the guaranty  whenever and however arising, whether direct or indirect,  absolute or contingent and whether the same may now be or  hereafter  become due from the Pledgor (or any of them), or  the  executors,  administrators,  successors  or  assigns  of  the  Pledgor, including  the cost of  protest  and all legal  expenses  of or for  collection, including reasonable attorney's fees (collectively, the "Obligations").  Without limiting the generality of the foregoing,  this Agreement secures the payment of all amounts which  constitute  part of the  Obligations and would be owed by the
Pledgor  (or any of  them)  to the  Lender  but  for  the  fact  that  they  are
unenforceable   or  not   allowable  due  to  the  existence  of  a  bankruptcy,
reorganization  or similar  proceeding  involving any Pledgor or the Company (or any of them).

         Section  2.  Representations  and  Warranties.   Pledgor  hereby
represents  and warrants,  as of the date hereof and for so long as there exists any outstanding Obligations,  that (a) the Corporation and/or the individuals or other entity  comprising  the Pledgor is the sole member and Managing  Member of the  Company  ; (b)  Pledgor  is the legal and  equitable  owner of the  Pledged
Proceeds,  Pledged  Stock and Pledged  Interests  free and clear of all Liens of every kind and  nature;  (c)  Pledgor  has good right and  lawful  authority  to pledge, transfer,  assign and grant a security interest in the Pledged Proceeds,
Pledged  Stock  and  the  Pledged   Interests  in  the  manner  hereby  done  or
contemplated;  (d) this  Agreement,  creates a valid,  first  priority  security interest in favor of the Lender in all of the Pledged Collateral;  (e) there are no actions or proceedings pending or threatened against or affecting the Pledgor or the  Company  before  any  Governmental  Authority  or  arbitrator  which  if determined adversely to the Pledgor or the Company would have a Material Adverse
Effect; (f) no consent or approval of any person,  entity,  governmental body or regulatory  authority,  or of  any  securities  exchange,  is  necessary  to the validity of

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the rights created hereunder;  (g) the execution and delivery by Pledgor of, and performance of its obligations under, this Agreement does not contravene any law or any contractual  restriction binding upon Pledgor, will not result in Pledgor being in default under any provision of any of the Operating  Agreements,  or of any credit or other agreement to which the Pledgor, Pledged Stock or the Company is a party,  and does not result in or require  the  creation of any Lien (other than of the Lender) upon any of the Pledged Proceeds or Pledged  Interests;  (h)
this  Agreement  constitutes  the legal,  valid and  binding  obligation  of the
Pledgor and is enforceable against the Pledgor in accordance with its terms; (i)
the Company has been duly formed and is validly  existing  under the laws of the
State  of  Florida,  and the  Company  is not in  default  of the  terms  of any
Operating  Agreement,  and  the  Corporation  is a duly  organized  and  validly existing corporation under the laws of the State of Florida; (j) the Pledgor has
not  assigned,   pledged  or  granted  a  security  interest  in,  or  otherwise encumbered,  any of its  right,  title or  interest  in,  to or under any of the
Pledged Proceeds , the Pledged Stock or Pledged  Interests to or in favor of any person or entity  other than the Lender,  and no person has  asserted any claim, colorable or otherwise,  to any ownership,  equitable or beneficial therein; (k)
Pledgor shall warrant,  preserve,  maintain and defend, at its sole expense, the right,  title  and  security  interest  of the  Lender  in  and  to the  Pledged
Collateral  against the claims and demands of all  persons  whomsoever;  (l) the rights  and  interests  in  the  Pledged  Collateral  being  assigned  hereunder constitute  valid and  subsisting  rights and  interests  in the Company and the
Corporation;  (m)  Pledgor  has  received no notice that it is in default of any material  contractual  or  other  obligations;  and  (n)  neither  Pledgor,  the
Corporation nor the Company is the subject of any proceeding  which would result in its dissolution,  by operation of law or otherwise, and there are no facts or circumstances  which exist which,  with the passage of time or giving of notice, would result in the dissolution of Pledgor the  Corporation or the Company;  (o)
Pledgor  has not  agreed,  whether  in writing or  otherwise,  to sell,  convey, transfer, alienate, assign, pledge, hypothecate, grant a security interest in or encumber its interest in any of the Pledged Proceeds or Pledged Interests, other than the pledge and security interest created hereunder;  (p) the address of its chief  executive  office and its  principal  place  business is set forth on the signature page to the Guaranty Agreement;  (q) none of the Pledged Interests are evidenced or represented by certificates or other instruments or documents;  (r)
the Company and the Corporation each has not opted into Revised Article 8 of the
Uniform  Commercial Code of any state and none of the Pledged Collateral is held in a  brokerage  account or a similar  securities  account;  and (s) the Pledged
Interests  constitute  all of the issued and  outstanding  equity  interests and voting interests of the Company indicated on Schedule I.

         Section 3. Right to Payments. So long as no Event of Default (as hereinafter  defined)  shall have occurred and be  continuing,  Pledgor shall be
entitled  to  receive  and  retain  any  and  all   Pledged   Proceeds,   except
distributions  in connection with the redemption,  liquidation or termination of the Pledged  Interests or any part thereof.  Upon the occurrence and continuance of an Event of  Default,  all rights of Pledgor to receive  payments  of Pledged
Proceeds shall  automatically  cease and all such rights shall thereupon  become vested  in the  Lender,  which  shall  have  the sole and  exclusive  right  and authority  to receive and retain the payments of Pledged  Proceeds.  Any and all money and other property paid over to or received by the Lender  pursuant to the provisions of this Section 3

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shall be  retained  by the  Lender as  additional  collateral  hereunder  and be applied in accordance with the provisions hereof.

         Section 4.  Voting  Rights and  Member  Consents.  So long as no
Event of Default  shall have  occurred and be  continuing,  the Pledgor shall be entitled to exercise any and all voting rights and rights of consent  pertaining to the  Pledged  Stock or which are  appurtenant  to the  Pledged  Interests  as provided  under the Operating  Agreement,  to the extent the subject  matter for which such vote or consent is to be  exercised  does not relate to any  material modification  or amendment  to the terms of the  Operating  Agreement,  or which otherwise amend or modify the current manner in which income, cash flow, profits or losses  are  distributed  or are  allocated  to and among the  members of the
Company or  restrict  or limit the  parties'  rights of  redemption  of units of
Pledged Interests under any Operating Agreement, or relate to the dissolution or termination of the Company or sale of all, or  substantially  all, of any of the
Company's assets.

         Section  5.  Remedies  Upon  Default.  Upon the  occurrence  and continuance  of an Event of Default,  all rights of the Pledgor to exercise  the voting  rights and rights of consent  as  provided  in Section 4 above,  and his rights to receive  distributions  of Pledged  Proceeds  as provided in Section 3 hereof  shall  cease,  and the Lender  shall be entitled to exercise any and all rights of Pledgor  pertaining to the Pledged Stock or which are  appurtenant  to the Pledged Interests,  or as a member, under the Operating  Agreement,  and the
Pledgor,  the Pledged  Stock  agrees that the Lender shall incur no liability in connection with the exercise thereof,  and shall hold harmless and indemnify the
Lender of and from any claims or liabilities relating thereto.

         Furthermore,  in addition to  exercising  any rights and  remedies of a secured  party  under  the  Uniform  Commercial  Code in  effect in the State of
Connecticut,  the  Lender  may  without  being  required  to give any  notice to
Pledgor:

            (a) apply the cash (if any) then held by it as collateral  hereunder to the  payment of any and all amounts  owing  pursuant to or under the terms of any of the Obligations;

            (b) receive and retain all payments and all other  distributions  of
Pledged  Proceeds,  including the proceeds of any redemption of units of Pledged
Interests  exercised  under  subparagraph  (d) hereof,  payable to Pledgor,  and immediately  following  notice to the  Company  of such  Event of  Default,  the
Company  hereby  is  directed  and  empowered  to make any and all  payments  or distributions  of  whatsoever  nature which would  otherwise be  forthcoming  to
Pledgor directly to the Lender and to accept receipts,  releases,  agreements or other  instruments  executed  by the  Lender  with the same  force and effect as though executed by Pledgor and without notice to Pledgor;

            (c) if there shall be no such cash, payments and/or distributions of
Pledged  Proceeds  so applied or, if the cash,  payments  and  distributions  so applied shall be insufficient to pay immediately all of the Obligations in full, sell the Pledged Collateral,  or any part thereof, at any public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, as the Lender shall deem

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appropriate.  Each  purchaser  at any such sale  shall  hold the  property  sold absolutely  free  from any  claim or right on the part of  Pledgor  and  Pledgor hereby waives (to the extent  permitted by law) all rights of  redemption,  stay and/or appraisal which they now have or may at any time in the future have under any rule of law or statute now existing or hereafter  enacted.  The Lender shall give Pledgor ten (10) days'  written  notice by  registered  or  certified  mail
(which  Pledgor agree is reasonable  notification  within the meaning of Section
9-504(3)  of the Uniform  Commercial  Code as in effect in  Connecticut)  of the
Lender's  intention to make any such public or private sale,  which notice shall state the time and place of any public sale, or the time after which any private sale or other intended  disposition is to be made. Any such public sale shall be held at such time or times within  ordinary  business hours and at such place or places as the Lender may fix and shall  state in the notice of  publication  (if any) of such sale. At any such sale, the Pledged Collateral,  or portion thereof to be sold, may be sold as an entirety or separately,  as the Lender may (in its sole and absolute  discretion)  determine.  The Lender shall not be obligated to make any sale of the  Pledged  Collateral  if it shall  determine  not to do so, regardless of the fact that a notice of sale of the Pledged  Collateral may have been given. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so  adjourned.  In case sale of all or any part of the  Pledged  Collateral  is made on credit or for  future delivery, the Pledged Collateral so sold may be retained by the Lender until the sales price is paid by the purchaser or purchasers thereof, but the Lender shall not incur any liability in case any such  purchaser or purchasers  shall fail to take up and pay for the  Pledged  Collateral  so sold  and,  in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any sale made pursuant to this Agreement,  the Lender may bid for or purchase,  free from any right of  redemption,  stay and  appraisal  on the part of Pledgor (all such rights being also hereby  waived and  released to the extent  permitted by law), any part or all of the Pledged  Collateral offered for sale and may make payment on account  thereof by using any claim then due and  payable to the Lender  from the Pledgor,  as a credit against the purchase  price,  and the Lender may, upon compliance with the terms of the sale, hold, retain and dispose of such property without  further  accountability  to  Pledgor  therefor.  As an  alternative  to exercising  the power of sale  herein  conferred  upon it, the Lender may at its option  proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Pledged  Collateral or any portion thereof  pursuant to judgment or decree of a court or courts having competent  jurisdiction.  Pledgor  recognizes that the  Lender  may be unable to effect a public  sale of all or a part of the
Pledged Collateral by reason of certain prohibitions contained in the Securities
Act of 1933, as amended,  as now or hereafter in effect,  or in applicable  Blue
Sky or other state  securities  laws, as now or hereafter in effect,  but may be compelled  to  resort  to one or more  private  sales to a  restricted  group of purchasers  who will be obliged to agree,  among other  things,  to acquire such
Pledged Collateral for their own account,  for investment and not with a view to the  distribution or resale  thereof.  Pledgor agrees that private sales so made may be at prices and other  terms  less  favorable  to the  seller  than if such
Pledged  Collateral  were  sold at  public  sales,  and that the  Lender  has no obligation to delay sale of any such Pledged  Collateral  for the period of time necessary to permit the issuer of such Pledged  Collateral,  even if such issuer would agree, to register such Pledged Collateral for public sale under

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such applicable  securities  laws.  Pledgor agrees that private sales made under the foregoing  circumstances shall be deemed to have been made in a commercially reasonable manner; and

            (d)  Notwithstanding   anything  to  the  contrary  above,  exercise
Pledgor's rights to redeem its units of Pledged Interests as, and in the manner, provided  for  under the  Operating  Agreement  and  directly  receive  all such proceeds in respect of such  redemption,  and apply such  proceeds in the manner provided in subparagraph (b) above.

         Section 6. Application of Proceeds of Sale. The proceeds of sale of Pledged  Collateral sold pursuant to Section 5 hereof shall be applied by the
Lender as follows:

            (a) to the payment of the costs and expenses of such sale, including
the   out-of-pocket   expenses  of  the  Lender  and  the  reasonable  fees  and out-of-pocket  expenses of counsel employed in connection therewith,  and to the payment of all advances made by the Lender under the Operating  Agreement or the performance of the Pledgor's  obligations  thereunder,  the payment of all costs and expenses  incurred by the Lender in connection  with the enforcement of this
Agreement and the Guaranty to the extent that such advances,  costs and expenses shall not have been reimbursed to it;

            (b) to the payment in full of the outstanding  principal and accrued interest on the Loan in any order of priority  and in the manner that the Lender may choose; and

            (c) the balance (if any) shall be paid to Pledgor,  or to  whosoever shall be lawfully entitled to receive same.

         Section 7. Foreclosure on Pledged Collateral. To the extent that
Pledgor may lawfully so agree, Pledgor will not at any time plead, claim or take the benefit of any  appraisement,  valuation,  stay,  extension,  moratorium  or redemption  law now or  hereafter  in force in order  to  prevent  or delay  the enforcement  of this Agreement or the absolute sale of any portion or all of the
Pledged Collateral,  or the possession thereof by any purchaser at any sale made pursuant to the terms hereof,  and Pledgor,  for himself and all who claim under them,  as far as Pledgor now or hereafter  may,  hereby waive the benefit of all such laws and also  waive all right to have all or any  portion  of the  Pledged
Collateral marshaled upon any foreclosure hereof and agree that any court having jurisdiction over this Agreement may order the sale of all or any portion of the
Pledged  Collateral  as an  entirety.  Any sale of, or the grant of  options  to purchase (for the option period thereof or after exercise thereof), or any other realization upon, all or any portion of the Pledged  Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Pledgor in and to the Pledged Collateral so sold,  optioned or realized upon, and shall be a  perpetual  bar both at law and in  equity  against  Pledgor  and against  any and all  persons  claiming  or  attempting  to  claim  the  Pledged
Collateral  so sold,  optioned  or realized  upon,  or any part  thereof,  from, through and under Pledgor.  No delay on the part of the Lender in exercising any power of sale,  lien,  option or other right  hereunder  and no notice or demand which may be given to or made upon Pledgor with respect to any power

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of sale,  lien,  option  or other  right  hereunder  shall  constitute  a waiver thereof,  or limit or impair  the right of the  Lender to take any  action or to exercise  any  power of  sale,  lien,  option  or any  other  right  under  this
Agreement,  the  Guaranty  Agreement  or the  promissory  note  of  the  Company representing  the  Company's  obligation  to repay  the Loan  (the  "Note"),  or otherwise,  nor shall any single or partial exercise thereof, or the exercise of any power,  lien,  option or other right under this  Agreement,  the Note or the
Guaranty,  or  otherwise,  all  without  notice or demand  (except as  otherwise provided by the terms of this  Agreement),  prejudice its rights against Pledgor in any  respect.  Each and every remedy  given the Lender  shall,  to the extent permitted  by law, be  cumulative  and shall be in addition to any other  remedy given hereunder or now or hereafter existing at law or in equity or by statute.

         Section 8. Rights Under Pledged Collateral.  So long as no Event of Default shall have occurred and be  continuing,  Pledgor may exercise any and all consensual rights pertaining to the Pledged  Collateral or any part thereof,
for  any  purpose   not   inconsistent   with  the  terms  of  this   Agreement;
provided,  however, that upon the occurrence and continuance of an
Event of Default, all rights of Pledgor to exercise such consensual rights shall cease,  and the Lender shall have the sole and exclusive  right to deal with the
Pledged Collateral and in the Lender's sole and absolute discretion to institute any and all  proceedings  and take  any and all  actions  which  may or might be brought  or taken by the  holder  of the  Pledged  Collateral.  Any and all sums received by the Lender  pursuant to the foregoing  terms of this Section 9 shall be  applied by it in the same  fashion  as the  payments  received  pursuant  to
Section 6 hereof.

         Section 9.  Pledgor's  Covenants.  The Pledgor hereby  covenants with the Lender that:

            (a) it will not  assign,  transfer  or permit to exist any pledge or encumbrance  of its interests in the Pledged  Proceeds or the Pledged  Interests
(either  beneficially  or of record)  without the prior  written  consent of the
Lender,  except (i) to effect a restructuring of the ownership  interests in the
Corporation  and the Company  with the result  being that the Company  becomes a wholly owned  subsidiary of the  Corporation  and any shares of capital stock or
other  property  of  the  Corporation   issued  to  Pledgor  as  consequence  is
immediately delivered to Lender to be held as part of the Pledged Collateral and
(ii) to effect the merger contemplated by the Letter of Intent;

            (b) it will not, without the Lender's  written consent,  vote to, or consent to, amend,  modify or terminate  the  Operating  Agreement in the manner described in Section 4 hereof and Pledgor shall comply with every material term, covenant and condition thereof;

            (c) it will give the Lender, within ten days after knowledge thereof is  obtained  by any  Pledgor,  written  notice  of (i) any  default  under  the
Operating  Agreement,  or  (ii)  the  occurrence  of  any  event  which,  in the reasonable  opinion of any Pledgor,  could have an adverse effect on the Pledged
Collateral, or will result, will the

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passage of time or otherwise,  in the  dissolution or termination of the Company or the Corporation;

            (d) it will keep and perform all the terms and conditions  contained in the  Operating  Agreement and Pledgor will not do, cause or suffer to be done any act whereby the Company  may be  dissolved  or the share or the  interest of
Pledgor in and to the  proceeds  of the Company or  Corporation  may be charged, alienated or encumbered;

            (e) it will keep the Pledged  Collateral  free of all Liens , unless the same is discharged or bonded within 30 days;

            (f) it will (i) cause the Company not to issue any equity  interests or other securities in addition to or in substitution for the Pledged  Interests issued  by the  Company,  except  to the  Pledgor  and  (ii)  pledge  hereunder, immediately upon its acquisition  (directly or indirectly)  thereof, and subject to subsection 1(c) any and all additional  equity  interests or other securities of the Company; and

            (g) it  will  not  change  its  address  or  location  of its  chief executive office or principal place of business,  or change its name, without at least 30 days' prior written notice to the Lender,  and with respect to any such change in address or name,  Pledgor shall execute and deliver to the Lender such documents  and take such  actions as the Lender  reasonably  deems  necessary to perfect  and  protect  the  Lender's  security  interests  in and to the Pledged
Collateral.

         Section 10.  Events of Default.  For purposes of this Agreement, the following shall constitute Events of Default:

            (a) the failure to pay when due any Obligation, and

            (b) the  failure  of the  Pledgor  to  fulfill  any of the  terms or conditions of this Agreement.

         Section 11. Waiver;  Cumulative Remedies. No failure on the part of the Lender to  exercise,  and no delay in  exercising,  any  right,  power or remedy  hereunder  shall operate as a waiver  thereof,  and no single or partial exercise of any such right,  power or remedy by the Lender  shall  preclude  any other or further exercise  thereof or the exercise of any other right,  power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         Section  12.  Termination.  The  security  interests  of Pledgor granted hereby shall be subject to termination  when the  Obligations  have been fully  paid  and  performed  (or  satisfied  upon  consummation  of  the  merger contemplated  by the Letter of Intent),  at which time the Lender shall reassign and redeliver (or cause to be reassigned and redelivered) to Pledgor, or to such person or persons as  Pledgor  shall  designate,  against  receipt,  such of the
Pledged  Collateral (if any) as shall not have been sold,  contracted to be sold or otherwise  applied by the Lender pursuant to the terms hereof and shall still be held

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by it hereunder,  together with  appropriate  instruments  of  reassignment  and release and upon such  reassignment  and release the  security  interests  shall terminate.  Any such  reassignment  by the  Lender  after  termination  shall be without recourse upon the  representation or warranty by the Lender and effected at the expense of Pledgor.

         Section 13.  Notices.  All  communications and notices hereunder shall be made to the Lender at 450 5th  Avenue,  Waltham,  Massachusetts  02451,
Attn: President and to Pledgor at the address listed below.

         Section  14.  Further  Assurances.  Pledgor  agrees  to do  such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements, financing statements and instruments, as the Lender may at any  time  reasonably  request  in  connection  with  the  administration  or enforcement of this  Agreement or related to the Pledged  Collateral or any part thereof or in order  better to assure and  confirm  unto the Lender its  rights, powers and remedies  hereunder.  Without in any limiting the foregoing,  Pledgor shall deliver to the Lender the original  certificates  or other  instruments or documents  evidencing any of the Pledged  Collateral  immediately upon Pledgor's receipt thereof and, to the extent the Company or the Corporation is the issuer, shall  cause the  Company  or the  Corporation  to issue any such  certificates, instruments and documents  directly to the Lender.  All Pledged Collateral which consists of certificated securities shall be in bearer form or, if in registered form,  shall be issued in the name of the Lender or endorsed to the Lender or in blank or accompanied by stock power or other appropriate instruments of transfer in favor of the Lender executed in blank.

         Section 15. Binding Agreement;  Assignment.  This Agreement, and
the terms,  covenants and conditions hereof,  shall be binding upon and inure to the benefit of the parties hereto,  and their respective  heirs,  successors and assigns,  except  Pledgor shall not be permitted to assign this Agreement or any interest  herein  or in the  Pledged  Proceeds,  Pledged  Stock  or the  Pledged
Interests,  or any part  thereof,  or  otherwise  pledge,  hypothecate,  assign, encumber or grant any option with respect to the Pledged Proceeds, Pledged Stock or the Pledged Interests,  or any part thereof,  or any cash or property held by the Lender as collateral under this Agreement.

         Section  16.  Miscellaneous.  Neither  this  Agreement  nor  any provisions  hereof may be amended,  modified,  waived,  discharged or terminated orally nor may any of the  Pledged  Collateral  be released or the pledge or the security  interest  crated  hereby  be  terminated  or  modified,  except  by an instrument  in writing  duly signed by or on behalf of the  Lender.  The section headings used herein are for  convenience of reference only and shall not define or limit the provisions of this Agreement.

         Section 17. Severability. In case any lien, security interest or other right of any party hereto or any of the provisions hereof shall be held to
be  invalid,   illegal  or  unenforceable,   such  invalidity,   illegality  and
unenforceability  shall not affect any other  lien,  security  interest or other right granted hereby, or any other provision hereof.

                                                                              10

         Section 18. Governing  Law. This Agreement shall be deemed to be made under and shall be governed by the laws of the State of  Connecticut in all respects, including matters of construction, validity and performance.

                                                                              11

         IN WITNESS WHEREOF,  Pledgor has duly executed this Pledge and Security
Agreement as of the date first above written.

FINGER LAKES TECHNOLOGY CORP.                  ESS MEMBERS

                                                 5CD+1.Com, Inc.
By:____________________________
   William Heitz
   President                                     By__________________________
                                                   Douglas C. Brough
                                                   President
FINGER LAKES SHAREHOLDERS:

5CD+1.COM, INC.                                  ___________________________
                                                 John McHugh

By____________________________
  Douglas C. Brough, President                   ___________________________
                                                 Gary Hanley

___________________________
John McHugh                                      ___________________________
                                                 Mark Kiley

___________________________
Gary Hanley

                                                 FINGER LAKES TECHNOLOGY CORP.
___________________________
Mark Kiley
                                                 By:___________________________
                                                    William Heitz
TOUCHTONE T ECHNOLOGIES, INC.                       President

By:___________________________
   Name:
   Title: